UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2013

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	2

Signatures		3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 17, 2013, Gregory S. Bielli will officially become President and Chief Executive Officer of the Company replacing Robert A. Stine, former President and Chief Executive Officer, who is retiring at the end of the year. Mr. Bielli was elected to be Chief Executive Officer at the Company’s December 12, 2013, Board Meeting. Mr. Bielli was previously the Company’s President and Chief Operating Officer. Mr. Bielli joined the Company on September 16, 2013. Mr. Stine will continue to be involved with the Company as a Director of the Company.

Mr. Bielli has nearly 25 years of experience in real estate, land acquisitions, development and financing. He comes to Tejon from Newland Communities, one of the nation’s largest and most successful master plan community developers. Mr. Bielli was President of Newland’s Western Region and was responsible for overseeing management of all operational aspects of Newland’s portfolio of master planned commercial and retail real estate projects and communities in the region. Mr. Bielli has worked with Newland Communities since 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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